SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE


  [x] CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT
                              TO SECTION 305(b) (2)

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

A U.S. National Banking Association                        41-1592157
(Jurisdiction of incorporation or                          (I.R.S.Employer
organization if not a U.S. national                        Identification No.)
bank)

Sixth Street and Marquette Avenue
Minneapolis, Minnesota                                      55479
(Address of principal executive offices)                    (Zip code)

                       Stanley S. Stroup, General Counsel
                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                        Sixth Street and Marquette Avenue
                          Minneapolis, Minnesota 55479
                                 (612) 667-1234
            (Name, address and telephone number of Agent for Service)


                        CPS Auto Receivables Trust 1997-3
               (Exact name of obligor as specified in its charter)

Delaware                                                    Applied For
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)

c/o Bankers Trust Company (Delaware)
Attn: Corporate Trust Services - Asset Backed Administration

1011 Centre Road
Suite 200
Wilmington, DE                                              19805-1266
(Address of principal executive offices)                    (Zip code)


                        CPS Auto Receivables Trust 1997-3
                          Asset-Backed Notes, Class A-1
                          Asset-Backed Notes, Class A-2
                       (Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

                  (a) Name and address of each examining or supervising authority to which it is subject.

                           Comptroller of the Currency
                           Treasury Department
                           Washington, D.C.

                           Federal Deposit Insurance Corporation
                           Washington, D.C.

                           The Board of Governors of the Federal Reserve System Washington, D.C.

                  (b) Whether it is authorized to exercise corporate trust powers.

                           The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

                  None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1, pursuant to General Instruction B, because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.          Not applicable.

Item 16.  List of Exhibits          List below all  exhibits  filed as a part of
                                    this Statement of Eligibility.

         Exhibit 1.        a.       A copy of the Articles of Association of the
                                    trustee now in effect.*

         Exhibit 2.        a.       A copy of the  certificate  of  authority of
                                    the trustee to commence business issued June
                                    28, 1872, by the Comptroller of the Currency
                                    to  The   Northwestern   National   Bank  of
                                    Minneapolis.*

                           b. A copy of the certificate of the Comptroller of the Currency dated January 2, 1934, approving the consolidation of The Northwestern National Bank of Minneapolis and The Minnesota Loan and Trust Company of Minneapolis, with the surviving entity being titled Northwestern National Bank and Trust Company of Minneapolis.*

                           c. A copy of the certificate of the Acting Comptroller of the Currency dated January 12, 1943, as to change of corporate title of Northwestern National Bank and Trust Company of Minneapolis to Northwestern National Bank of Minneapolis.*

                           d. A copy of the letter dated May 12, 1983 from the Regional Counsel, Comptroller of the Currency, acknowledging receipt of notice of name change effective May 1, 1983 from Northwestern National Bank of Minneapolis to Norwest Bank Minneapolis, National Association.*

                           e. A copy of the letter dated January 4, 1988 from the Administrator of National Banks for the Comptroller of the Currency certifying approval of consolidation and merger effective January 1, 1988 of Norwest Bank Minneapolis, National Association with various other banks under the title of "Norwest Bank Minnesota, National Association."*


                                   - Page 2 -

         Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers issued January 2, 1934, by the Federal Reserve Board.*

         Exhibit 4.        Copy of By-laws of the trustee as now in effect.*

         Exhibit 5.        Not applicable.

         Exhibit 6. The consent of the trustee required by Section 321(b) of the Act.

         Exhibit 7. Consolidated Reports of Condition and Income of the trustee as of June 30, 1997. (P)

         Exhibit 8.        Not applicable.

         Exhibit 9.        Not applicable.




























         *        Incorporated  by  reference  to  the  corresponding   numbered
                  exhibits to the form T-1 filed as Exhibit 25 to registration statement number 33-66026.


                                   - Page 3 -

                                    SIGNATURE



Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Norwest Bank Minnesota, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 20th day of August, 1997.





                                            NORWEST BANK MINNESOTA,
                                            NATIONAL ASSOCIATION



                                            /s/Shana Stephens-Murray
                                            ------------------------------
                                            Name: Shana Stephens-Murray
                                            Title: Corporate Trust Officer

                                    EXHIBIT 6




August 20, 1997




Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.




                                            Very truly yours,

                                            NORWEST BANK MINNESOTA,
                                            NATIONAL ASSOCIATION



                                            /s/Shana Stephens-Murray
                                            ------------------------------
                                            Name: Shana Stephens-Murray
                                            Title: Corporate Trust Officer